Exhibit 5.1

September 29, 2005

Hornbeck Offshore Services, Inc.

103 Northpark Blvd., Suite 300

Covington, LA 70447

Ladies and Gentlemen:

We have acted as counsel for Hornbeck Offshore Services, Inc. a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to 7,315,000 shares (the “Company Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) and the concurrent offer and sale by SCF-IV, L.P., as selling stockholder (“SCF”), of up to 2,000,000 shares (the “Selling Stockholder Shares”) of Common Stock pursuant to the Company’s registration statement on Form S-3 (File No. 333-128014)(the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) and supplemented by the Prospectus Supplement dated September 29, 2005 (the “Prospectus Supplement”). The Registration Statement was declared effective by the Commission on September 15, 2005.

As counsel to the Company in connection with the opinions below, we have examined: (i) the Registration Statement, including the Prospectus Supplement, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Second Restated Certificate of Incorporation and Fourth Restated By-laws, each as amended to date; and (iii) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion. Without limiting the foregoing, we have examined the underwriting agreement dated September 29, 2005 (the “Underwriting Agreement”) by and between the Company, Goldman, Sachs & Co., Jefferies & Company, Inc., Lehman Brothers, Bear Stearns & Co. Inc., Johnson Rice & Company, L.L.C., Simmons & Company International, Hibernia Southcoast Capital, Inc. and Pritchard Capital Partners LLC.

In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

1. The Company Shares have been duly authorized and, when issued and paid for as described in the Registration Statement, as supplemented by the Prospectus Supplement relating to the offer and sale of the Company Shares and the Underwriting Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Hornbeck Offshore Services, Inc.

September 29, 2005

2. The Selling Stockholder Shares are duly authorized and validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Except as otherwise stated below, the opinions expressed herein are based upon, and limited to, the laws of the state of Texas and of the United States and the Delaware General Corporation Law. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We do not undertake to provide any opinion as to any matter or to advise any person with respect to any events or changes occurring subsequent to the date of this letter. The opinions expressed in this letter are provided as legal opinions only and not as any guarantees or warranties of the matters discussed herein, and such opinions are strictly limited to the matters stated herein, and no other opinions may be implied therefrom.

We hereby consent to the filing of this opinion as an exhibit to a Current Report on Form 8-K of the Company, the incorporation by reference of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus Supplement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winstead Sechrest & Minick P.C.
WINSTEAD SECHREST & MINICK P.C.